Pershing Gold Corporation Announces Symbol Change to PGLC

NEW YORK, March 26, 2012 (GLOBE NEWSWIRE) -- Pershing Gold Corporation (OTCBB:SAGE - News) announces a symbol change to PGLC.OB from SAGE.OB.  The symbol change reflects Pershing’s recent name change from Sagebrush Gold Ltd to Pershing Gold Corporation.  The Company changed its name in line with its focus on gold exploration and development at its Relief Canyon Project and acquisition of promising gold opportunities in the highly prospective Pershing County area of Nevada.  The new symbol will be effective and trading as of today.

About Pershing Gold Corporation

Pershing Gold Exploration is a new gold exploration and development company focusing on acquiring, exploring, and developing gold deposits in Pershing County and elsewhere in Nevada. The Company controls the Relief Canyon Mine in Pershing County through its wholly owned subsidiary, Gold Acquisition Corp.

Legal Notice and Safe Harbor Statement

This press release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of1934. All statements, other than statements of historical fact, including, without limitation, those with respect to the objectives, plans and strategies of the Company set forth herein and those preceded by or that include the words "believes," "expects," "given," "targets," "intends," "anticipates," "plans," "projects," "forecasts" or similar expressions, are "forward-looking statements." Although the Company's management believes that such forward-looking statements are reasonable, it cannot guarantee that such expectations are, or will be, correct. These forward-looking statements involve a number of risks and uncertainties, which could cause the Company's future results to differ materially from those anticipated. Potential risks and uncertainties include, among others: general economic conditions and conditions affecting the industries in which the Company operates; the uncertainty of regulatory requirements and approvals; fluctuating mineral and commodity prices; risks of junior exploration and pre-production activities; maintenance of important business relationships. Additional information regarding the factors that may cause actual results to differ materially from these forward-looking statements is available in the Company's filings with the SEC including the Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Report on Form 10-Q for the quarterly periods ended June 30, 2011 and September 30, 2011, and each subsequently filed Current Report on Form 8-K. The Company assumes no obligation to update any of the information contained or referenced in this press release.

Contact:
Stephen Alfers, Chairman, CEO and President
720.974.7248
Info@pershinggold.com